Exhibit 99.2

Ocean Power Technologies Achieves ISO 9001 Certification

Reinforces its Commitment to Quality and Continuous Improvement

MONROE TOWNSHIP, NJ, July 14, 2025 — Ocean Power Technologies, Inc. (NYSE American: OPTT) (“OPT” or the “Company”), a leader in innovative and cost-effective low-carbon marine power, data, and service solutions, today announced that it has achieved ISO 9001 certification for its quality management system.

ISO 9001 is the world’s most recognized quality management standard, awarded to organizations that consistently provide products and services that meet customer and regulatory requirements. This milestone affirms OPT’s commitment to excellence in engineering, manufacturing, and service delivery across its product portfolio, including the PowerBuoy®, WAM-V® Unmanned Surface Vehicles, and its Merrows™ Maritime Domain Awareness Solution.

“This certification marks a landmark achievement in OPT’s evolution,” said Philipp Stratmann, CEO of Ocean Power Technologies. “It underscores our transition to being a provider of scalable, repeatable and reliable maritime intelligence solutions with the processes and controls that our customers—especially in the defense, energy, and research sectors—expect from long-term technology partners.”

By achieving ISO 9001, OPT strengthens its position as a trusted provider of low-carbon maritime systems, offering customers additional confidence in the Company’s ability to deliver high-quality products and services at scale.

For more information about Ocean Power Technologies, please visit www.OceanPowerTechnologies.com.

ABOUT OCEAN POWER TECHNOLOGIES

OPT provides intelligent maritime solutions and services that enable safer, cleaner, and more productive ocean operations for the defense and security, oil and gas, science and research, and offshore wind markets, including Merrows™, which provides AI-capable seamless integration of Maritime Domain Awareness Systems across platforms. Our PowerBuoy® platforms provide clean and reliable electric power and real-time data communications for remote maritime and subsea applications. We also provide WAM-V® unmanned surface vehicles (USV’s) and marine robotics services. The Company’s headquarters is located in Monroe Township, New Jersey and has an additional office in Richmond, California. To learn more, visit www.OceanPowerTechnologies.com.

FORWARD-LOOKING STATEMENTS

This release may contain forward-looking statements that are within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are identified by certain words or phrases such as “may”, “will”, “aim”, “will likely result”, “believe”, “expect”, “will continue”, “anticipate”, “estimate”, “intend”, “plan”, “contemplate”, “seek to”, “future”, “objective”, “goal”, “project”, “should”, “will pursue” and similar expressions or variations of such expressions. These forward-looking statements reflect the Company’s current expectations about its future plans and performance. These forward-looking statements rely on a number of assumptions and estimates that could be inaccurate and subject to risks and uncertainties, including the maintenance of the ISO 9001 certification referenced herein, the conversion of potential customers to contracts and the realization of the potential revenue thereunder. Actual results could vary materially from those anticipated or expressed in any forward-looking statement made by the Company. Please refer to the Company’s most recent Forms 10-Q and 10-K and subsequent filings with the U.S. Securities and Exchange Commission for further discussion of these risks and uncertainties. The Company disclaims any obligation or intent to update the forward-looking statements in order to reflect events or circumstances after the date of this release.

Contact Information

Investors: 203-561-6945 or investorrelations@oceanpowertech.com

Media: 609-730-0400 x402 or MediaRelations@oceanpowertech.com